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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-58386 and 333-92489 of R.J. Reynolds Tobacco Holdings, Inc. on Form S-3 and Registration Statement Nos. 333-59690, 333-80595, 333-80597 and 333-83891 on
Form S-8 of our report dated January 27, 2000 (February 23, 2000 as to Note 14) appearing in this Annual Report on Form 10-K of R.J. Reynolds Tobacco Holdings, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 28, 2002